EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




                                                                               State of
                                                                               Incorporation or
                                                              Percent of       Organization of
         Parent                       Subsidiary              Ownership        Subsidiaries
         ---------                    ----------              ---------        -------------
Troy Financial Corporation       The Troy Savings Bank          100%              New York

Troy Financial Corporation       The Troy Commercial Bank       100%              New York
